HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2020 RESULTS
- Hotel and Corporate Cash Burn Rates Better than Forecasted -
- Monthly Occupancy Levels Improve During Quarter -
- Open NYC Hotels Generate 61% Occupancy in the Second Quarter -
- 33 of the Company's 48 Hotels Open and Operational -

Philadelphia, PA, August 5, 2020 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale and lifestyle hotels in urban gateway markets and resort destinations, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results

Net loss applicable to common shareholders was approximately ($67.5 million), or ($1.75) per diluted common share, in the second quarter 2020, compared to net loss applicable to common shareholders of approximately ($0.4 million), or ($0.02) per diluted common share, in the second quarter 2019. The decrease in second quarter 2020 net income and net income per diluted common share is due to the unprecedented impact on the travel industry from the COVID-19 pandemic.

AFFO in the second quarter 2020 decreased by $60.3 million, or 180.2%, to ($26.8 million), compared to $33.4 million in the second quarter 2019. AFFO per diluted common share and OP Unit in the second quarter 2020 was ($0.62). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The second quarter proved to be one of the most challenging in history and will mark the trough for the U.S. economy during this crisis. The hotel industry continues to be significantly impacted by the pandemic, but we saw encouraging relative performance from the portfolio as a result of the immediate and aggressive measures implemented in collaboration with our operating partners to limit our losses. We remain focused on liquidity preservation and minimizing our cash burn rates through attentive corporate and hotel level operating strategies that were executed at the onset of the crisis. Our relationship with our independent franchise operators allowed us to enact cost-saving initiatives in real-time to maintain operations at 21 comparable hotels with a nominal staff in the initial months following the demand shock. Our unique owner-operator relationship allowed us to immediately kickstart reopening strategies in our markets as demand trends improved over the balance of the second quarter and July. As of August 1st, we have 33 of 48 hotels open including sought after drive-to properties such as the Sanctuary Beach Resort in Monterey and core urban assets such as The Envoy in Boston.”

Mr. Shah continued, “We remain encouraged by the performance of our drive-to hotels and resorts, which account for 25% of our portfolio EBITDA. We are happy to have this asset mix in our portfolio during this challenging period, but we remain confident in the long-term fundamentals of our purpose-built clusters in core gateway markets. Visitation to urban destinations is not currently top of mind for travelers, but these cities are battle-tested in prior demand shocks such as September 11th and the Great Financial Crisis, and their resiliency was proved out with visitation returning in short order following these catastrophic events. We expect to have substantially all of the portfolio hotels operating by the end of September and now more than ever, our ability to stay nimble and leverage our flexible operating model in close connection with our independent franchise operators allows us to reopen and operate our hotels in a cost-efficient manner, gives us the opportunity to reduce our cash burn rates and breakeven levels, and sets up our portfolio to generate cash flow as we continue to navigate this recovery.”

Second Quarter 2020 Operating Results

The Company had 21 comparable hotels fully open and operational throughout the second-quarter, which generated 33.7% occupancy and an average daily rate of $133.47. Our open New York City hotels, which constitutes the 5 boroughs, generated 61.0% occupancy during the second-quarter, highlighted by our select-service offerings in the JFK sub-market and our Hampton Inn Seaport which ended the quarter with 94.9% occupancy. On the West Coast, The Sanctuary Beach Resort just north of Monterey, ended the second quarter with an average daily rate of $340.28 and occupancy of 71.2%.

As of August 1, 2020, 15 of the Company’s 48 hotels continued to have suspended operations due to the COVID-19 pandemic. We anticipate all but 4 of these closed hotels will be open by mid-September. Please find additional details of Hersha’s hotel reopening plan in the quarterly supplemental report published along with this release on our corporate website.

Cash Burn

Entering the second-quarter, the Company anticipated it would lose approximately $11 million per month based on forecasted trends. Burn rates throughout the quarter improved from $10.5 million in April to $7.8 million during June, a 26% decline, bringing the total cash loss for the second quarter to $26.9 million, approximately 13% better than forecasted at the beginning of the quarter.

Financing

The Company completed the second quarter 2020 with approximately $23.2 million of cash and cash equivalents. At the end of the second-quarter, the Company had drawn $95 million of its $250 million Senior Revolving Line of Credit. As of June 30, 2020, 85.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.70% and a weighted average life-to-maturity of approximately 3.2 years.

Rest Assured™

During the second quarter, Hersha launched its health and safety program, Rest Assured™, at each of its portfolio hotels. The newly implemented cleanliness program is focused on utilizing advanced cleaning practices to ensure the well-being of guests, associates, and the communities in which the Company operates. These protocols are complemented by innovative technologies to streamline the guest experience and support transparent communication before and throughout the duration of guests’ stays.

Full-Year 2020 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company has suspended its full-year 2020 guidance.

Second Quarter 2020 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, August 6, 2020. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 9039763 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, August 6, 2020, through 11:59 PM Eastern Time on Saturday, September 5, 2020. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10145491. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale and lifestyle hotels in urban gateway markets and resort destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the timing of the development of any effective cure or treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the Company’s ability to dispose of selected hotel properties on the terms and timing the Company expects, if at all, the Company’s ability to reopen nonoperational hotels on the terms and timing the Company expects, if at all economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. All information provided in this press release, unless otherwise stated, is as of August 5, 2020, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	June 30, 2020	December 31, 2019
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,902,464	$1,975,973
Investment in Unconsolidated Joint Ventures	7,527	8,446
Cash and Cash Equivalents	23,228	27,012
Escrow Deposits	7,374	9,973
Hotel Accounts Receivable	3,801	9,213
Due from Related Parties	2,363	6,113
Intangible Assets, Net of Accumulated Amortization of $6,705 and $6,545	1,876	2,137
Right of Use Asset	44,761	45,384
Other Assets	20,996	38,177
Hotel Assets Held for Sale	40,170	—
Total Assets	$2,054,560	$2,122,428

Liabilities and Equity:
Line of Credit	$95,000	$48,000
Term Loan, Net of Unamortized Deferred Financing Costs	697,597	697,183
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,763	50,736
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	331,771	332,280
Lease Liability	54,217	54,548
Accounts Payable, Accrued Expenses and Other Liabilities	74,161	47,626
Dividends and Distributions Payable	—	17,058
Total Liabilities	$1,303,509	$1,247,431

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$—	$3,196

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2020 and December 31, 2019, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2020 and December 31, 2019; 38,789,371 and 38,652,650 Shares Issued and Outstanding at June 30, 2020 and December 31, 2019, respectively	388	387
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2020 and December 31, 2019	—	—
Accumulated Other Comprehensive (Loss) Income	(27,097)	1,010
Additional Paid-in Capital	1,149,291	1,144,808
Distributions in Excess of Net Income	(427,393)	(338,695)
Total Shareholders' Equity	695,336	807,657

Noncontrolling Interests - Common Units and LTIP Units	55,715	64,144

Total Equity	751,051	871,801

Total Liabilities and Equity	$2,054,560	$2,122,428

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Hotel Operating Revenues:
Room	$15,139	$118,980	$86,222	$210,465
Food & Beverage	136	18,253	10,211	32,481
Other Operating Revenues	2,137	10,280	10,917	19,210
Total Hotel Operating Revenues	17,412	147,513	107,350	262,156
Other Revenue	29	(12)	228	138
Total Revenues	17,441	147,501	107,578	262,294
Operating Expenses:
Hotel Operating Expenses:
Room	3,622	24,013	22,714	46,103
Food & Beverage	721	13,990	11,342	26,822
Other Operating Revenues	14,035	44,607	49,841	84,796
Total Hotel Operating Expenses	18,378	82,610	83,897	157,721
Hotel Ground Rent	1,058	1,114	2,121	2,224
Real Estate and Personal Property Taxes and Property Insurance	9,969	8,997	19,911	18,394
General and Administrative	2,388	4,626	5,766	8,268
Share Based Compensation	1,799	3,474	4,255	5,432
Depreciation and Amortization	24,322	23,964	48510	48,092
Loss on Impairment of Assets	1,069	—	1,069	—
Total Operating Expenses	58,983	124,785	165,529	240,131

Operating (Loss) Income	(41,542)	22,716	(57,951)	22,163
Interest Income	2	58	38	141
Interest Expense	(13,481)	(13,325)	(26,488)	(26,223)
Other Expense	(385)	(124)	(457)	(83)
Loss on Debt Extinguishment	—	(34)	—	(34)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(55,406)	9,291	(84,858)	(4,036)
(Loss) Income from Unconsolidated Joint Venture Investments	(502)	299	(1,520)	480

(Loss) Income before Income Taxes	(55,908)	9,590	(86,378)	(3,556)
Income Tax (Expense) Benefit	(15,872)	(4,031)	(11,374)	1,233
Net (Loss) Income	(71,780)	5,559	(97,752)	(2,323)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	7,164	49	10,061	1,112
Consolidated Joint Venture	3,196	(8)	3,196	152
Preferred Distributions	(6,044)	(6,043)	(12,088)	(12,087)

Net Loss Applicable to Common Shareholders	$(67,464)	$(443)	$(96,583)	$(13,146)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(1.75)	$(0.02)	$(2.50)	$(0.35)
DILUTED
Net Loss Applicable to Common Shareholders	$(1.75)	$(0.02)	$(2.50)	$(0.35)

Weighted Average Common Shares Outstanding:
Basic	38,609,922	39,127,385	38,587,011	39,121,421
Diluted	38,609,922	39,127,385	38,587,011	39,121,421

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net loss applicable to common shares	$(67,464)	$(443)	$(96,583)	$(13,146)
Loss allocated to noncontrolling interest	(10,360)	(41)	(13,257)	(1,264)
Loss (income) from unconsolidated joint ventures	502	(299)	1,520	(480)
Loss from impairment of depreciable assets	1,069	—	1,069	—
Depreciation and amortization	24,322	23,964	48,510	48,092
Funds from consolidated hotel operations applicable to common shares and Partnership units	(51,931)	23,181	(58,741)	33,202

(Loss) Income from unconsolidated joint venture investments	(502)	299	(1,520)	480
Unrecognized pro rata interest in loss of unconsolidated joint venture	(512)	(35)	(361)	(3,008)
Depreciation and amortization of difference between purchase price and historical cost	21	23	42	47
Interest in depreciation and amortization of unconsolidated joint ventures	393	1,292	795	2,574
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(600)	1,579	(1,044)	93

Funds from Operations applicable to common shares and Partnership units	(52,531)	24,760	(59,785)	33,295
Add:
Income tax expense (benefit)	15,872	4,031	11,374	(1,233)
Non-cash share based compensation expense	1,799	3,474	4,255	5,432
Straight-line amortization of lease expense	146	162	294	325
Amortization of discounts, premiums, and deferred financing costs	585	439	1,031	891
Amortization of amended interest rate swap liability	1,217	—	2,184	—
Deferred financing costs and debt premium written off in debt extinguishment	—	34	—	34
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	9	202	19	404
Preferred Distributions in arrears	6,044	—	12,088	—
Operating loss incurred on properties closed	—	329	983	627
State and local tax expense related to reassessment of prior period assessment	24	—	(28)	—

Adjusted Funds from Operations	$(26,835)	$33,431	$(27,585)	$39,775

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.62)	$0.77	$(0.64)	$0.92

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,286,310	43,443,916	43,426,465	43,396,004

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net (loss) income	$(71,780)	$5,559	$(97,752)	$(2,323)
Loss (income) from unconsolidated joint ventures	502	(299)	1,520	(480)
Interest expense	13,481	13,325	26,488	26,223
Non-operating interest income	(2)	(58)	(38)	(141)
Income tax expense (benefit)	15,872	4,031	11,374	(1,233)
Depreciation and amortization	24,322	23,964	48,510	48,092
EBITDA from consolidated hotel operations	(17,605)	46,522	(9,898)	70,138
Loss from impairment of depreciable assets	1,069	—	1,069	—
EBITDAre from consolidated hotel operations	(16,536)	46,522	(8,829)	70,138
(Loss) income from unconsolidated joint venture investments	(502)	299	(1,520)	480
Unrecognized pro rata interest in loss of unconsolidated joint venture	(512)	(36)	(361)	(3,009)
Depreciation and amortization of difference between purchase price and historical cost	21	23	42	47
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	599	3,409	1,198	6,799
EBITDAre from unconsolidated joint venture operations	(394)	3,695	(641)	4,317
EBITDAre	(16,930)	50,217	(9,470)	74,455
Non-cash share based compensation expense	1,799	3,474	4,255	5,432
Straight-line amortization of lease expense	146	162	294	325
Deferred financing costs and debt premium written off in debt extinguishment	—	34	—	34
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	9	202	19	404
Operating loss incurred on properties closed due to physical damage	—	329	983	627
State and local tax expense related to reassessment of prior period assessment	24	—	(28)	—
Adjusted EBITDA	$(14,952)	$54,418	$(3,947)	$81,277

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Operating (loss) income	$(41,542)	$22,716	$(57,951)	$22,163
Other revenue	(29)	12	(228)	(138)
Loss from impairment of depreciable assets	1,069	—	1,069	—
Depreciation and amortization	24,322	23,964	48,510	48,092
General and administrative	2,388	4,626	5,766	8,268
Share based compensation	1,799	3,474	4,255	5,432
Straight-line amortization of ground lease expense	146	162	294	325
Costs accrued for furloughed employees	—	—	893	—
State and local tax expense related to reassessment of prior period assessment	24	—	(28)	—
Other	(831)	(297)	172	(478)

Hotel EBITDA	$(12,654)	$54,657	$2,752	$83,664

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046